Exhibit 10.2

FIRST AMENDMENT TO CAPACITY AGREEMENT

THIS FIRST AMENDMENT TO CAPACITY AGREEMENT (“First Amendment”) is entered into as of this 19th day of May, 2003, by and between INTERSTATE FIBERNET, INC., a Delaware corporation (as successor to Interstate FiberNet, a Georgia general partnership), (“IFN”), and ENTERGY TECHNOLOGY COMPANY, a Delaware corporation (“ETC”), (hereinafter each referred to in the singular as “Party” or collectively as “Parties”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings set forth in the Capacity Agreement.

W I T N E S S E T H:

WHEREAS, IFN and ETC entered into that certain Capacity Agreement dated February 1, 1997, (the “Capacity Agreement”); and

WHEREAS, IFN and ETC desire to amend and modify certain terms and conditions of the Capacity Agreement to, inter alia, extend the term of the Capacity Agreement, ratify the actions of the Parties, redefine the terms Available Capacity, Delinquent Amounts, Gross Revenue and House Accounts, amend the applicable rates and charges, confirm the use of House Accounts and to otherwise provide for and clarify the obligations of the parties under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Capacity Agreement, the receipt and sufficiency of which are hereby acknowledged, IFN and ETC agree as follows:

ARTICLE 1

RENEWAL TERM AND RATIFICATION

1.1    Renewal Term. The parties hereby agree that the Capacity Agreement is renewed for a term of three (3) years (the “Renewal Term”), effective as of 12:01 a.m. on February 1, 2002 (the “Effective Date”), and continuing until 12:01 a.m. on January 31, 2005 (the “Expiration Date”), unless earlier terminated in accordance with Section 6.2 (Termination of Agreement) or Section 12.3 (Force Majeure) of the Capacity Agreement. The Renewal Term of the Capacity Agreement shall be automatically extended thereafter unless terminated by IFN or ETC by delivering to the other Party written notice of termination of the Capacity Agreement not less than six (6) months prior to the Expiration Date. In the event the term of the Capacity Agreement is automatically extended as provided herein, then the Capacity Agreement may thereafter be terminated by IFN or ETC by delivering to the other Party written notice of termination, said termination to be effective no sooner than six (6) months from the actual receipt of the notice of termination by the non-terminating Party.

1.2    Ratification. The Parties hereby agree that the Capacity Agreement, unless otherwise specifically amended herein, shall remain in full force and effect, and each Party hereby ratifies all actions taken in connection therewith from the Effective Date to the date of this First Amendment.

ARTICLE 2

AMENDED DEFINITIONS

2.1    Available Capacity. The term “Available Capacity” as defined in Section 1.1 of the Capacity Agreement is hereby amended to mean the amount of bandwidths in increments of equivalent DS-3 channels specifically designated on an ongoing monthly basis by ETC, in its sole discretion, as available for use by IFN under the terms of the Capacity Agreement.

The Parties understand that the telecommunications facilities or capacity made available to ETC by the Entergy Operating Companies (Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc.) and/or their affiliate service company (Entergy Services, Inc.) (together, the Entergy Operating Companies and their service company, shall be referred to as “Entergy”), but not specifically designated by ETC as available for use by IFN, does not constitute “Available Capacity,” and IFN has no right or obligation to demand additional capacity from ETC under this Agreement. Exhibit “E” of the Capacity Agreement is hereby deleted in its entirety.

The Parties agree and reaffirm that IFN’s right to use, market and/or manage the Available Capacity shall not adversely affect the capacity reserved or used by Entergy, and shall not subject Entergy to regulation by state or local governments or agencies thereof as a telecommunications utility or common carrier. Violation of this provision shall be grounds for termination under Section 6.2 of the Capacity Agreement.

2.2    Delinquent Amounts. The term “Delinquent Amounts” as defined in Section 1.2 of the Capacity Agreement is hereby amended to mean any amounts billed by IFN to customers for the use of ETC’s telecommunications facilities or capacity, which amounts have not been paid to IFN for at least ninety (90) days after IFN’s actual Invoice Date, or for which IFN’s customer has commenced legal proceedings for protection from creditors under the laws relating to bankruptcy or insolvency.

2.3    Gross Revenue. The term “Gross Revenue” as defined in Section 1.3 of the Capacity Agreement is hereby amended to mean the gross revenues generated during any calendar month from IFN’s sales of circuits utilizing the Available Capacity, whether or not IFN has actually collected such revenue, excluding applicable taxes.

2.4    House Accounts. The term “House Account” as defined in Section 1.4 of the Capacity Agreement is hereby amended to mean an account developed wholly or partially by ETC and for which ETC provides administrative, billing, provision and network management services. IFN shall have no obligation to provide any services with regard to said House Accounts, and ETC shall receive one hundred (100%) percent of the Gross Revenue from House Accounts.

2.5    Total Revenue Commitment. The term “Total Revenue Commitment” as defined in Section 1.5 of the Capacity Agreement is hereby deleted as unnecessary.

2.6    Sales Target. The term “Sales Target” as defined in Section 1.6 of the Capacity Agreement is hereby clarified to mean the revenue projections mutually agreed to by IFN and ETC pursuant to Section 4.3 hereof, and accepted as a basis to determine ETC’s right to alter the exclusivity of the Capacity Agreement, as amended.

ARTICLE 3

PAYMENT

3.1     Consideration. In consideration of the Available Capacity and Special Seller Facilities provided by ETC to IFN hereunder, IFN shall pay to ETC eighty (80%) percent of all Gross Revenue generated during each calendar month.

3.2    Terms of Payment. By the twentieth (20th) day of each month, IFN shall pay ETC compensation calculated pursuant to Section 3.1, and using Gross Revenue from the previous month regardless of whether the Gross Revenue is received from customers. At such time, IFN shall also provide ETC with a monthly revenue report and summary of its calculations of all amounts due ETC pursuant to the Capacity Agreement for the preceding month. Said revenue report shall include a listing of individual customer distribution and revenue attributable to the ETC network and facilities.

3.3    Deductions for Delinquent Amounts. IFN’s obligation to pay ETC the compensation set forth above shall be subject to IFN’s right to deduct from any such compensation Delinquent Amounts, plus all of IFN’s out-of-pocket costs of collection of such amounts, including but not limited to, attorneys’ fees and disbursements and collection agency fees; provided, however, that ETC shall not be responsible for reimbursing IFN for any of IFN’s out-of-pocket costs of collection from any customers that are in excess of the amount equal to Delinquent Amounts actually received from such customer as a result of IFN’s collection activities. IFN will notify ETC within sixty (60) days after an amount becomes delinquent of any amounts that are at risk of not being collected. IFN will use reasonable and customary efforts to collect Delinquent Amounts. If IFN receives any Delinquent Amount from any customer after having been reimbursed by ETC for such amount, IFN will promptly forward such amount to ETC. If IFN elects not to pursue collection of any Delinquent Amount, IFN shall, at ETC’s request, assign said accounts to ETC for collection. ETC may retain 100% of the amounts it collects on the assigned accounts.

3.4    Rates and Charges. Section 3.1 (Rates and Charges), Exhibit “B” (Rates and Charges) and Exhibit “C” (Compensation Schedule) are hereby deleted in their entirety.

ARTICLE 4

PRICING, BILLING AND PROJECTED SALES

4.1    DS-3 Price Floors and OC-N Pricing. The intent of setting price floors for services is to ensure that ETC will receive compensation for all circuits incorporated by a reasonable cash flow and by a reasonable return on investment in the network. Thus, ETC and IFN shall on at least an annual basis mutually establish a minimum acceptable price for DS-3 and OC-n circuits. IFN shall obtain pre-approval from ETC for all circuits that require pricing below the levels of the mutually agreed upon pricing and for service terms that are not standard. ETC will not unreasonably withhold approval of such system pricing and service terms. ETC and IFN may agree to revise a price floor at any time.

4.2    Billing. IFN shall bill its customers monthly, in advance, on the twentieth (20th) day of the month for their use of capacity on ETC’s network. The first month of service will be billed in arrears as a partial month in the next billing cycle if it is installed after the twentieth (20th) day of the month and as a partial month in the current billing cycle if it is installed prior to the twentieth (20th) day of the month.

Upon ETC’s written request, IFN will promptly provide ETC a transaction detail of (i) the current month billing journal and (ii) a detail of all circuits and the contract rate of those circuits installed after the twentieth (20th) day of the month and not included in the current month’s billing cycle.

4.3    Sales Target. During the term of this Agreement, IFN will meet with ETC on a semi-annual basis during the months of October and April and provide ETC with monthly revenue projections for the subsequent six (6) month period, beginning in January and July of the projection year. Upon agreement between IFN and ETC, these projections will become IFN’s monthly Sales Target for the applicable six (6) month periods.

4.4    Deleted Sections and Exhibits. Section 3.3 (Billing) and Exhibit “D” of the Capacity Agreement are hereby deleted in their entirety.

ARTICLE 5

EXCLUSIVITY

5.1    Exclusive Right to Market Available Capacity. The Parties reaffirm that IFN has the exclusive right to market Available Capacity, and ETC shall not grant any other entity the right to market Available Capacity. This right of exclusivity, however, is as to third parties only, and does to limit ETC’s rights to market, sell, lease or otherwise use its telecommunications network in any way. ETC expressly retains the right to sell or otherwise market capacity on the Entergy network, whether designated as Available Capacity or not, to any person or entity, and to otherwise hold itself out as a telecommunications carrier with respect to such capacity. Section 7.1 of the Capacity Agreement is inconsistent with the intent of the Parties and is hereby deleted in its entirety. To the extent that any other provisions of the Capacity Agreement pertaining to exclusivity are inconsistent with this Article 5, those provisions are hereby deleted or amended to reflect the current understanding of the Parties.

5.2    Termination of Exclusivity. IFN’s exclusive right to market Available Capacity may be terminated, at ETC’s sole discretion, in the event that IFN fails to meet a minimum of

75% of its monthly Sales Target for any three consecutive months, subject to adjustment for any part of the Sales Target that is not realized as a result of failure by ETC to provide interconnection of Special Seller Facilities to which it has committed. Should IFN and ETC be unable to agree on a Sales Target for any subsequent projection year, ETC may, at its sole discretion, terminate IFN’s rights of exclusivity.

Section 6.4 (Termination of Exclusivity) of the Capacity Agreement is hereby deleted in its entirety.

ARTICLE 6

MERGER OR ACQUISITION EVENT

6.1    In the event of a merger or acquisition event (“M&A Event”), defined as (i) the acquisition, by merger, consolidation or otherwise, by either Party of an unrelated person or entity, resulting in the acquiring Party acquiring control of a fiber route which makes the then existing Fiber Route(s) redundant in nature or (ii) either Party being acquired, by merger, consolidation or otherwise, by an unrelated person or entity resulting in a change of control of the acquired Party (i.e., acquiring greater than 50% of the controlling interest in the acquired-Party) which said acquiring unrelated person or entity either has or intends to create a fiber route redundant to the then existing Fiber Route(s), then the acquiring or acquired Party shall have the option to provide written notice to the other Party at any time on or after January 1, 2003, following an M&A Event (“M&A Event Notice”), notwithstanding the fact that the M&A Event may occur prior to January 1, 2003, said M&A Event Notice to have the effect as described below:

(a)    Each Party will continue provisioning of new circuits, i.e., processing of “new” circuit orders of the other Party, on the Fiber Route(s) for a period of twelve (12) consecutive months from receipt by the other Party of the MBA Event Notice;

(b)    The acquired or acquiring Party shall have the right, but not the obligation, to commence placing its future “new” circuits on the network fiber route(s) acquired through the M&A Event immediately following the M&A Event. Any “new” circuits placed on the network fiber route(s) acquired through the M&A Event shall not be subject to this Capacity Agreement;

(c)    Notwithstanding any term to the contrary contained herein, in the event IFN provides ETC with a M&A Event Notice, then ETC and IFN shall continue the current compensation methodology per this Agreement as it relates to circuits as long as the circuits remain on the Fiber Route(s);

ARTICLE 7

ADDITIONAL MODIFICATIONS

7.1    Termination. The following sentence is hereby incorporated as the last sentence in paragraph 6.2.2 of Section 6.2, entitled “Termination of Agreement,” of Article 6, entitled “TERM,” of the Agreement:

Notwithstanding any term or provision in this paragraph 6.2.2 to the contrary, neither Party shall be permitted to terminate this Agreement due to a change in a material rate provided said change in the material rate is a change to a “fair market” rate.

7.2    Notices. The following contact information is hereby incorporated into Section 12.5, entitled “Notices” of the Capacity Agreement:

If to ETC:

Entergy Technology Company

639 Loyola Avenue

New Orleans, Louisiana 70113

Attention: Vice President and General Manager

Telecopy: (504) 576-7099

If to IFN:

Interstate FiberNet, Inc.

1791 O. G. Skinner Drive

West Point, Georgia 31833

Attention: Chief Financial Officer

Telecopy: (706)             -

The remaining provisions of Article 12.5 shall remain in full force and effect.

ARTICLE 8

ADDITIONAL TERMS

8.1    Effective Date. The terms and conditions of this First Amendment shall be deemed retroactive and effective on the 1st day of February, 2002. However, with respect to the new compensation structure (ETC receives 80% of Gross Revenues), no retroactive adjustments will be made. The new compensation structure as described in this addendum, will become effective upon the signing of this addendum.

8.2    Governing Law. The Capacity Agreement, as amended, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Louisiana (but not including the choice of law rules thereof).

8.3    Other Terms and Conditions. Unless otherwise specifically stated in this First Amendment, all terms and conditions of the Capacity Agreement shall remain in full force and effect, as if fully stated herein.

If there are any conflicting terms or conditions between the terms and conditions of this First Amendment and the terms and conditions of the Capacity Agreement, the terms and conditions of this First Amendment shall control.

8.4    Entire Agreement. Any and all prior agreements made between IFN and ETC, whether written or oral, regarding the subject matter of this First Amendment shall be superseded by this First Amendment.

IN WITNESS WHEREOF, IFN and ETC have executed this First Amendment to Capacity Agreement, by their duly authorized representatives, as of the day and year first above written.

IFN:

INTERSTATE FIBERNET, INC.

/s/	By:	/s/ Douglas A. Shumate

Witness	Name:	Douglas A. Shumate

	Title:	Senior Vice President and Chief Financial Officer

ETC:

ENTERGY TECHNOLOGY COMPANY

/s/	By:	/s/ Earl S. Frederick

Witness	Name:	Earl S. Frederick

	Title:	Vice President and General Manager